Exhibit 10.1

Execution Version

LINDBLAD EXPEDITIONS, LLC

$360,000,000
6.750% Senior Secured Notes due 2027

Purchase Agreement

January 20, 2022

Citigroup Global Markets Inc.
As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Lindblad Expeditions, LLC, a limited liability company organized under the laws of Delaware (the “Company”) and a wholly-owned subsidiary of Lindblad Expeditions Holdings, Inc., a corporation incorporated under the laws of Delaware (the “Parent”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representative”) are acting as representative, $360,000,000 principal amount of its 6.750% Senior Secured Notes due 2027 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), among the Company, the Parent, the subsidiaries of the Parent (other than the Company) listed on the signature pages hereto (the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee (in such capacity, the “Collateral Trustee”) for the Securities (as defined below). The Notes will be fully and unconditionally guaranteed, jointly and severally on a senior secured basis, by Parent and the Subsidiary Guarantors (collectively, the “Guarantees” and, together with the Notes, the “Securities”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

The Securities will be secured by a perfected first-priority lien, on a pari passu basis with the New Credit Facility (as defined below), by (i) (v) a first-priority statutory ship mortgage dated as of the date such ship mortgage is executed and delivered (each, a “Statutory Mortgage”) and, where applicable, a related deed of covenants to be dated as of the date such deed of covenant is executed and delivered (each, a “Deed of Covenants” and, each Statutory Mortgage alone or together with its related Deed of Covenants, where applicable, a “Ship Mortgage”) on each “Mortgaged Vessel” listed on Schedule VI hereto, (w) an assignment of insurance pertaining to each Mortgaged Vessel (each, an “Assignment of Insurance”) with respect to (A) all insurances in respect of the relevant Mortgaged Vessel, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (B) all claims, returns of premium or other amounts and other moneys and claims for moneys due and to become due under or in respect of the insurances, (C) all other rights of the relevant Guarantor under or in respect of the insurances, and (D) any proceeds of any of the foregoing; (x) an assignment earnings pertaining to each Mortgaged Vessel (each, an “Assignment of Earnings”) with respect to any requisition compensation or other compensation paid by any governmental authority for the requisition of title, confiscation or compulsory acquisition, (y) an assignment of interests to be dated as of the Closing Date pertaining to each Mortgaged Vessel in respect of all charterhire payable to the Company or the applicable Guarantor in respect of charters and (z) an assignment of rights and interests to be dated as of the Closing Date pertaining to each Mortgaged Vessel in respect of all warranty claims of the Company or applicable Guarantor under the shipbuilding contract to be dated as of the Closing Date pertaining to each Mortgaged Vessel; (ii) a pledge of the shares of capital stock of the Subsidiaries of the Parent set forth on Schedule V hereto, subject to certain limitations (the “Pledges”); (iii) a security interest in any material intellectual property owned by the Parent and its Subsidiaries (the “Pledged IP”); and (iv) a pledge of substantially all other assets of the Company, Parent and the Subsidiary Guarantors incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (collectively, the “U.S. Guarantors”) (the items specified in the foregoing clauses (i) through (iv), subject to certain exceptions set forth in the Indenture and the Security Documents (as defined below), the “Collateral”, and the security documents relating to such Collateral, including the Pledges, Ship Mortgages, Assignments of Insurance, Assignments of Earnings and Pledged IP, the “Security Documents”). The Company, the Guarantors, the Trustee, the Collateral Trustee and the administrative agent for the New Credit Facility will enter into a collateral trust agreement (the “Collateral Trust Agreement”) setting forth the rights of the parties thereto to direct the Collateral Trustee in actions relating to the Collateral.

The Company intends to use the net proceeds from the sale of the Securities to prepay in full all outstanding borrowings under the Credit Agreement, including the Term Facility, the Main Street Loan and the Revolving Facility (each as defined in the Disclosure Package (as defined below) and the Final Memorandum (as defined below)), and the unconditional discharge of all existing liens and security interest on the collateral in connection therewith. The Company also intends to enter into a credit agreement on the Closing Date that will provide for a new senior secured revolving credit facility (the “New Credit Facility”). The refinancing of the Credit Agreement, including the Term Facility, the Main Street Loan and the Revolving Facility, and the establishment of the New Credit Facility, are collectively referred to as the “Bank Refinancing Transactions.”

The Parent, the Company and the Subsidiary Guarantors are collectively referred to herein as the “Lindblad Parties,” and each of the Parent, the Company and each Subsidiary Guarantor is sometimes individually referred to herein as a “Lindblad Party.” This Agreement, the Indenture, the Securities, the Security Documents and the Collateral Trust Agreement are collectively referred to as the “Transaction Documents.”

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) in reliance upon exemptions from the registration requirements of the Securities Act.

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In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated January 20, 2022 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated January 20, 2022 (as amended or supplemented at the Execution Time (as defined below), including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Guarantors and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the Preliminary Memorandum, the Disclosure Package and the Final Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Preliminary Memorandum or Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act (as defined below) filed after the date of such document and that is incorporated by reference therein.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package (“Issuer Written Information”).

1.      Representations and Warranties. Each Lindblad Party, jointly and severally, represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)   The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Lindblad Parties make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Lindblad Parties by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b)   As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, (iii) any other General Solicitation (as defined below) by the Lindblad Parties, their respective affiliates (“Affiliates”), as such term is defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), or any person acting on its or their behalf, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Lindblad Parties by any Initial Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

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(c)   None of the Lindblad Parties, their respective Affiliates, or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Securities Act.

(d)   None of the Lindblad Parties, their respective Affiliates, or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) (each, a “General Solicitation”) in connection with any offer or sale of the Securities, other than any General Solicitation in respect of which the Representative has given its prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule IV hereto or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Securities; and each of the Lindblad Party, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e)   The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f)    The Parent is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(g)   No registration under the Securities Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(h)   No Lindblad Party is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

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(i)   No Lindblad Party has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j)   No Lindblad Party has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) or otherwise, in stabilization or manipulation of the price of any security of the Company or the Parent to facilitate the sale or resale of the Securities.

(k)   Each of the Lindblad Parties has been duly incorporated or organized and is a validly existing corporation or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate (or similar) power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(l)   All the outstanding shares of capital stock or other equity interests of the Parent and each subsidiary of the Parent have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other equity interests of the subsidiaries of the Parent are owned by the Parent either directly or through wholly owned subsidiaries free and clear of any membership interest, stock or other relevant equity interest, security interest, claim, lien or encumbrance.

(m) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “U.S. Federal Income Tax Considerations” and “Description of Notes” fairly summarize the matters therein described in all material respects.

(n)  This Agreement has been duly authorized, executed and delivered by the Company and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable instrument of the Company (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity). As of the Closing Date, this Agreement will have been duly authorized, executed and delivered by each Lindblad Party (other than the Company) and, when executed and delivered by each Lindblad Party (other than the Company), will constitute the legal, valid, binding and enforceable instrument of such Lindblad Party (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(o)   As of the Closing Date, each of the Indenture, the Security Documents (other than those Security Documents that may be entered into during a period following the Closing Date, as provided in the Indenture or any Security Document entered into as of the Closing Date) and the Collateral Trust Agreement will have been duly authorized by the Lindblad Parties party thereto and, assuming due authorization, execution and delivery thereof by the Trustee or the Collateral Trustee, as applicable, when executed and delivered by each Lindblad Party party thereto, will constitute a legal, valid, binding instrument enforceable against such Lindblad Party in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

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(p)   As of the Closing Date, the Securities will have been duly authorized by the Company and the Guarantors, respectively, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Lindblad Parties and will constitute the legal, valid and binding obligations of the Lindblad Parties entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(q)   Each of the Company and the Guarantor owns or will own, as of the Closing Date, the Collateral in which it purports to grant a security interest under the Security Documents, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for (i) the obligations arising under the Indenture and the Notes, (ii) any liens permitted under the Indenture or the relevant Security Document, and (iii) as otherwise disclosed in the Preliminary Memorandum and the Final Memorandum. Upon (i) the pledge, assignment and delivery to the Collateral Trustee of all relevant stock certificates and executed stock powers with respect to all securities that are the subject of the Pledges to the Collateral Trustee and which are evidenced by a certificate, (ii) to the extent that a security interest may be perfected in the Pledged IP by recording a security interest with the U.S. Patent and Trademark Office, the appropriate recordations and filings with the U.S. Patent and Trademark Office, together with the filing financing statements, in form appropriate for filing under the Uniform Commercial Code of the relevant jurisdiction, (iii) to the extent that a security interest may be perfected in the Collateral by filing a financing statement pursuant to the Uniform Commercial Code of the relevant jurisdiction, the filing of UCC-1 financing statements naming the Company or the applicable Guarantor, as the case may be, as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the appropriate filing offices, (iv) the recording of the respective Statutory Mortgages with the applicable recordation authority in The Bahamas, the United States or Ecuador, as the case may be, and (v) the giving of notice of the assignments contained in the Assignments of Earnings and the Assignments of Insurance, subject to value being given, each security interest granted pursuant to the Security Documents is, and shall be, a legal, valid and perfected (to the extent that such security interests can be perfected by the completion of the steps specified in clauses (i) through (v) hereof, as applicable) security interest in the Collateral.

(r)    (i) The Parent and its subsidiaries legally and beneficially own each of the passenger cruise vessels (each, a “Vessel” and collectively, “Vessels”) owned by them free and clear of all liens and encumbrances, except such as are (A) permitted under the Indenture, (B) securing the Notes and the Guarantees thereof, (C) described in the Preliminary Memorandum and the Final Memorandum or (D) such as would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) each Vessel is registered in the name of the relevant subsidiary of the Parent that owns such Vessel under the laws, regulations and flag of the nation of its respective registration.

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(s)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Indenture, in the Security Documents or in the Collateral Trust Agreement, except (i) any filings or other registrations in connection with the Bank Refinancing Transactions and as necessary to perfect or confirm any security interest created pursuant to the Security Documents and Collateral Trust Agreement and (ii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(t)     None of the execution and delivery of the Transaction Documents, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of any Lindblad Party or any of their respective subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of such Lindblad Party or any of its respective subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Lindblad Party or any of their respective subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Lindblad Party or any of its or their respective subsidiaries or any of their properties, except, in the case of clause (ii) or (iii) above, for any such conflicts, breaches, defaults and violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)   The consolidated historical financial statements and schedules of the Parent and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Parent as of the dates and for the periods indicated comply as to form with the applicable accounting requirements of Regulation S-X (as defined below) and have been prepared in conformity with generally accepted accounting principles in in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and the summary financial data set forth under the caption “Summary Financial and Other Data” in the Preliminary Memorandum and the Final Memorandum fairly present, in all material respects, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein.

(v)   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries or its or their property is pending or, to the knowledge of the Lindblad Parties, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

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(w) Each of the Parent and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(x)   None of the Lindblad Parties is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any Lindblad Party of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Lindblad Party or any of its properties, as applicable.

(y)   Marcum LLP, who have certified certain financial statements of the Parent and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, are independent registered public accountants with respect to the Parent in accordance with local accounting rules and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (the “Commission”) and the Public Company Accounting Oversight Board (United States).

(z)   There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of the Transaction Documents or the issuance or sale of the Securities.

(aa)  Each Lindblad Party has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and, in all cases, for which reserves have been established in its financial statements in accordance with U.S. GAAP.

(bb)  No labor problem or dispute with the employees of the Parent or any of its subsidiaries exists or is threatened or imminent, and the Lindblad Parties are not aware of any existing or imminent labor disturbance by the employees of any of Parent’s or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

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(cc)   Neither the Company nor any Subsidiary Guarantor is currently prohibited, directly or indirectly, from paying any dividends to the Parent, from making any other distribution on such subsidiary’s capital stock, from repaying to the Parent any loans or advances to such subsidiary from the Parent or from transferring any of such subsidiary’s property or assets to the Parent or any other subsidiary of the Parent, except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto).

(dd)  Each Lindblad Party is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Lindblad Parties or their respective businesses, assets, employees, officers and directors are in full force and effect; the Lindblad Parties are in compliance with the terms of such policies and instruments; there are no claims by any Lindblad Party under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; no Lindblad Party has been refused any insurance coverage sought or applied for; and no Lindblad Party has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ee)   The Parent and its subsidiaries (i) possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Parent nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and (ii) have obtained all such governmental licenses, authorizations, consents, permits and approvals as may be required for the operation of each Vessel in compliance with all applicable laws.

(ff)  The Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Parent maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) and such internal control over financial reporting is effective and the Parent and its subsidiaries are not aware of any material weakness in their internal control over financial reporting, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

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(gg)           The Parent maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(hh)           The Lindblad Parties are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Neither the Parent nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)  Except as would not, individually or in the aggregate, have a Material Adverse Effect, the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Parent and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is so qualified; each of the Parent and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Parent nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Parent and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Parent nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(jj)  The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Parent (as defined in Rule 1-02 of Regulation S-X under the Securities Act (“Regulation S-X”)).

(kk)  To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority’s Price Stabilising Rules (the “Stabilizing Rules”) before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such Stabilizing Rules, such information has been adequately publicly disclosed (within the meaning of the Stabilizing Rules).

(ll)  Neither Parent nor any of its subsidiaries or affiliates, or any director, officer, or employee thereof, nor, to the knowledge of the Lindblad Parties, any agent or representative of the Lindblad Parties or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Lindblad Parties and each of their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Lindblad Parties nor any of their subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Parent and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(mm) The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Parent and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lindblad Parties or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

(nn)  Neither the Parent nor any of its subsidiaries nor, to the knowledge of the Lindblad Parties, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

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(oo)   Neither the Parent nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor does the Parent or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(pp)   There is and has been no material failure on the part of the Parent or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(qq)  Neither the Parent nor any of its subsidiaries nor, to the knowledge of the Parent, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Parent and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(rr)  The Parent and its subsidiaries have operated their business in compliance with all applicable privacy, data security and data protection laws and regulations applicable to the receipt, collection, handling, processing, sharing, transfer, usage, disclosure and storage of personally identifiable information, financial and other highly confidential information and data that the Parent or its subsidiaries receive, collect, handle, process, share, transfer, use, disclose, or store in the operation of their respective businesses (collectively, “Personal and Device Data”), except where any failures to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent and its subsidiaries have, and are in compliance with their, policies and procedures designed to ensure the Parent and its subsidiaries comply in all material respects with such privacy, data security and data protection laws. To the knowledge of the Parent, the Parent and its subsidiaries have not experienced any security incident that has resulted in unauthorized third-party acquisition of, or access to, Personal and Device Data, except where any such incidents would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(ss) The Lindblad Parties are not, and have not been at any point during the past five years, a “United States real property holding corporation” for U.S. federal income tax purposes.

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(tt)  The Parent and its subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property, (collectively, the “Intellectual Property”) necessary for the conduct of the Parent’s business as now conducted or as proposed in the Preliminary Memorandum and the Final Memorandum to be conducted. Except as set forth in the Preliminary Memorandum and the Final Memorandum, (i) the Parent owns, or has rights to use under license, all such Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Parent, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Parent’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Parent’s or its subsidiaries’ rights in or to any such Intellectual Property, and the Parent is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Parent’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Parent is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Parent’s knowledge, threatened action, suit, proceeding or claim by any third party that the Parent or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Parent is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) to the knowledge of the Parent, there is no valid and subsisting patent or published patent application that would preclude the Parent, in any material respect, from practicing any such Intellectual Property.

(uu)  Except as disclosed in the Preliminary Memorandum and the Final Memorandum, the Parent does not intend to use any of the proceeds from the sale of the Notes hereunder to repay any outstanding debt owed to any affiliate of any Initial Purchaser.

(vv)  The Parent and each subsidiary incorporated or organized under the laws of the United States are citizens of the United States, within the meaning of 46 U.S.C. §50501, eligible to own and operate marine vessels in the coastwise trade of the United States.

(ww)  Each vessel owned by the Parent or its subsidiaries that is registered under the United States flag is owned by a citizen of the United States.

(xx)   Each Mortgaged Vessel (i) is owned and operated by a “Mortgaged Vessel Owning Subsidiary” listed on Schedule VI hereto, (ii) is operated in all material respects in compliance with all applicable laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law, (iii) is in a class with no material outstanding recommendations and (iv) is maintained in all material respects in accordance with all requirements set forth in the Security Documents and Collateral Trust Agreement. Each Mortgaged Vessel is covered by all such insurance as is required by the respective Mortgage with respect to such Mortgaged Vessel.

(yy)  On and immediately after the Closing Date, the Company and each Guarantor (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees, the Bank Refinancing Transactions and the other transactions related thereto as described in each of the Disclosure Package and the Final Memorandum) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities and the issuance of the Guarantees as contemplated by this Agreement, the Disclosure Package and the Final Memorandum, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy

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Any certificate signed by any officer of a Lindblad Party and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by such Lindblad Party, as to matters covered thereby, to each Initial Purchaser.

2.      Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 98.250% of the principal amount thereof, plus accrued interest, if any, from February 4, 2022 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.      Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 4, 2022, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York. Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

4.      Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

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(b)   Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)     it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(A)	in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Securities Act or

(B)	in accordance with Rule 903 of Regulation S;

(ii)    neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of General Solicitation, other than any General Solicitation included in Schedule IV hereto;

(iii)   in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv)   neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)    it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi)    it has complied and will comply with the offering restrictions requirement of Regulation S;

(vii)   at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”;

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(viii)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company;

(ix)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(x)       it acknowledges that additional restrictions on the offer and sale of the Securities are described in the Disclosure Package and the Final Memorandum.

5.      Agreements. Each Lindblad Party, jointly and severally, agrees with each Initial Purchaser that:

(a)   The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)   The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c)   The Lindblad Parties will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representative; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as defined by the Initial Purchasers), the Lindblad Parties will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Parent has furnished the Representative with a copy of such document for its review and the Representative has not reasonably objected to the filing of such document. The Company will promptly advise the Representative when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

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(d)   If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representative), any event occurs as a result of which the Disclosure Package, any General Solicitation, or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e)   Without the prior written consent of the Representative, the Lindblad Parties have not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representative.

(f)    The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)   The Lindblad Parties will not, and will not permit any of their respective Affiliates to, resell any Securities that have been acquired by any of them.

(h)   None of the Lindblad Parties, their respective Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.

(i)     None of the Lindblad Parties, their respective Affiliates, or any person acting on their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(j)     None of the Lindblad Parties, their Affiliates, or any person acting on their behalf will engage in any General Solicitation, other than any General Solicitation in respect of which the Representative has given its prior written consent; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the General Solicitation included in Schedule IV hereto.

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(k)  For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(l)   The Lindblad Parties will cooperate with the Representative and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m)  Each of the Notes will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Final Memorandum for the time period and upon the other terms stated therein.

(n)   The Lindblad Parties will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”) offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Lindblad Parties or their respective Affiliates or any person in privity with the Lindblad Parties or any of their respective Affiliates), directly or indirectly, or announce the offering, of any non-convertible or non-exchangeable debt securities issued or guaranteed by the Lindblad Parties (other than the Securities); provided, that the foregoing shall not apply to commercial paper with maturity of less than one year.

(o)   The Lindblad Parties will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Lindblad Parties to facilitate the sale or resale of the Securities.

(p)   The Lindblad Parties agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Transaction Documents and the issuance of the Securities and the fees of the Trustee and Collateral Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable and documented fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification up to an aggregate of $15,000); (viii) the transportation and other expenses incurred by or on behalf of Lindblad Parties’ representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Lindblad Parties’ accountants and the fees and expenses of counsel (including local and special counsel) for the Lindblad Parties; (x) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by each Security Document and the Collateral Trust Agreement (including the related fees and expenses of each counsel to the Initial Purchasers, including local counsel, for all periods prior to and after the Closing Date); and (xi) all other costs and expenses incident to the performance by the Lindblad Parties of their obligations hereunder. The Lindblad Parties agree to reimburse the Representative, on behalf of the Initial Purchasers, for all reasonable and documented fees, disbursements and expenses of counsels for the Initial Purchasers incurred with respect to creating, documenting and perfecting the security interests in the Collateral. It is understood that except as provided in this Section 5(p) and Section 8, the Initial Purchasers will pay their own costs and expenses, including the fees and disbursements of their counsel.

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6.      Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Lindblad Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Lindblad Parties made in any certificates pursuant to the provisions hereof, to the performance by the Lindblad Parties of their obligations hereunder and to the following additional conditions:

(a)   The Company shall have requested and caused:

(i)     Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company and the Guarantors, to furnish to the Representative its opinion and negative assurance letters, each dated the Closing Date and addressed to the Representative, in form reasonably satisfactory to the Representative and its counsel;

(ii)    Foley & Lardner LLP, special U.S. counsel for the Company and the Mortgaged Vessel Owning Subsidiaries owning U.S. flag Mortgaged Vessels, to furnish to the Representative its opinion letter, dated the Closing Date and addressed to the Representative, in form reasonably satisfactory to the Representative and its counsel;

(iii)   Snell & Wilmer LLP, special Nevada counsel for the Guarantors organized under the laws of the State of Nevada, to furnish to the Representative its opinion letter, dated the Closing Date and addressed to the Representative, in form reasonably satisfactory to the Representative and its counsel;

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(iv)   Conyers Dill & Pearman LLP, special Cayman Islands counsel for the Company and the Guarantors organized under the laws of the Cayman Islands, to furnish to the Representative its opinion letter, dated the Closing Date and addressed to the Representative, in form reasonably satisfactory to the Representative and its counsel;

(v)    Quevedo & Ponce, special Ecuador counsel for the Guarantors organized under the laws of the Republic of Ecuador, to furnish to the Representative its opinion letter, dated the Closing Date and addressed to the Representative, in form reasonably satisfactory to the Representative and its counsel; and

(vi)   McKinney, Bancroft & Hughes, special Bahamas counsel for the Mortgaged Vessel Owning Subsidiaries owning Bahamian flag Mortgaged Vessels, to furnish to the Representative its opinion letter, dated the Closing Date and addressed to the Representative, in form reasonably satisfactory to the Representative and its counsel.

In rendering such opinions, (x) Skadden, Arps, Slate, Meagher & Flom LLP may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of incorporation of the Company or the Parent, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion letter, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Lindblad Parties and public officials; and (y) Foley & Lardner LLP may rely upon as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Lindblad Parties and public officials.

(b)   The Representative shall have received from Shearman & Sterling LLP, United States counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, each dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c)   The Parent shall have furnished to the Representative a certificate of the Parent, signed by (x) the chief executive officer and (y) the principal financial or accounting officer of the Parent, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any supplements or amendments thereto, and this Agreement and that:

(i)  the representations and warranties of each Lindblad Party in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each Lindblad Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

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(ii)   since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d)   At the Closing Date, the Company shall have furnished to the Representative a certificate, addressed to the Initial Purchasers, of its Chief Financial Officer with respect to certain financial and other data contained in the Disclosure Package and the Final Memorandum, providing “management comfort” with respect to such information, to the effect set forth in Exhibit A hereto.

(e)   At the Execution Time and at the Closing Date, the Company shall have requested and caused Marcum LLP to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to initial purchasers with respect to financial statements and certain financial information contained in the Disclosure Package and Final Memorandum. All references in this Section 6(e) to the Disclosure Package and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(f)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Parent and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g)   The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

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(h)   Subsequent to the Execution Time, there shall not have been any decrease in the rating of the Notes by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)     Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(j)     The Company and the Guarantors shall have executed and delivered the Indenture, each Security Document (other than those Security Documents that may be entered into following the Closing Date, as provided in the Indenture or any Security Document entered into as of the Closing Date) and Collateral Trust Agreement, in each case, to the extent party thereto, in form and substance satisfactory to the Representative and its counsel, and the Representative shall have received executed copies thereof.

(k)   On the Closing Date, subject in all respects to the terms of the Indenture and the Security Documents and any applicable post-closing delivery provisions specified therein, the Initial Purchasers shall have received (i) documents in form and substance reasonably satisfactory to the Representative to the effect that all prior liens on the Mortgaged Vessels have been released or the mortgagees thereunder have irrevocably authorized the release of such liens and (ii) the Ship Mortgages in respect of U.S. flag Mortgaged Vessels, in form and substance reasonably satisfactory to the Representative, (iii) Assignments of Insurance, in form and substance reasonably satisfactory to the Representative, (iv) Assignments of Earnings, in form and substance reasonably satisfactory to the Representative, and (v) all other Security Documents required to be delivered on the Closing Date not listed in the foregoing clauses, in each case in respect of the U.S. Guarantors and in form and substance reasonably satisfactory to the Representative.

(l)     On the Closing Date, the Company shall have furnished to the evidence satisfactory to the Representative that the Bank Refinancing Transactions shall have been consummated, or will be consummated substantially concurrently on the Closing Date, on the terms and conditions described in each of the Disclosure Package and the Final Memorandum.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 599 Lexington Avenue, New York, New York 10022, on the Closing Date.

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7.   Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any Lindblad Party to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Lindblad Parties jointly and severally agree to reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.   Indemnification and Contribution. (a) Each Lindblad Party jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information, any General Solicitation, or any other written information used by or on behalf of the Lindblad Parties in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any documented legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Lindblad Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to a Lindblad Party by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Lindblad Parties may otherwise have.

(b)   Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless each Lindblad Party, each of their respective directors, each of their respective officers, and each person, if any, who controls any Lindblad Party within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to a Lindblad Party by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. Each Lindblad Party acknowledges that the statements set forth under the heading “Plan of Distribution”, (i) the first sentence of the eighth paragraph related to market making activities and (ii) the tenth paragraph related to over-allotment, stabilizating transactions and covering transactions in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

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(c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the reasonable and documented fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Lindblad Parties and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including documented legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Lindblad Parties and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Lindblad Parties on the one hand and by the Initial Purchasers on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Lindblad Parties and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Lindblad Parties on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Lindblad Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Lindblad Parties on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Lindblad Parties and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total purchase discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers obligation to contribute pursuant to this paragraph (d) shall be several in proportion to their respective purchase commitment set forth on Schedule I hereto and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Lindblad Parties within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Lindblad Parties shall have the same rights to contribution as the Lindblad Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

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9.  Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Lindblad Parties. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Lindblad Parties or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Parent’s securities shall have been suspended by the Commission or the Nasdaq Stock Market LLC or trading in securities generally on the New York Stock Exchange or Nasdaq Stock Market LLC shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of each Lindblad Party or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Lindblad Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.   Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (646) 291-1469) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (with a copy to: Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: JD DeSantis); or, if sent to any Lindblad Party, will be mailed, delivered or telefaxed to c/o Lindblad Expeditions Holdings, Inc., 96 Morton Street, 9th Floor, New York, New York, 10014 Attention: Craig Felenstein, Chief Financial Officer, and Alexis Freeman, General Counsel (with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Laura Kaufmann Belkhayat).

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(k) hereof, no other person will have any right or obligation hereunder.

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14.  Jurisdiction. Each Lindblad Party agrees that any suit, action or proceeding against such Lindblad Party brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each Lindblad Party (other than the Parent) hereby appoints Lindblad Expeditions Holdings, Inc., 96 Morton Street, 9th Floor, New York, New York, 10014 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each Lindblad Party (other than the Parent) hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and such Lindblad Party agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the such Lindblad Party. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in the jurisdiction of incorporation of the respective Lindblad Party.

15.  Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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16.  Internet Document Service. Each Lindblad Party hereby agrees that the Initial Purchasers may provide copies of the Preliminary Memorandum and Final Memorandum and any other agreement or document relating to the offer and sale of the Securities, including, without limitation, the Indenture, to Xtract Research LLC (“Xtract”) following the Closing Date for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

17.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Lindblad Parties and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

18.  Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.  Waiver of Jury Trial. Each Lindblad Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.  No Fiduciary Duty. Each Lindblad Party hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Lindblad Parties, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of any Lindblad Parties or any of their respective subsidiaries and (c) the Lindblad Parties’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Lindblad Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising any Lindblad Party on related or other matters). Each of the Lindblad Parties agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to such Lindblad Party, in connection with such transaction or the process leading thereto.

21.  Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of the Lindblad Parties in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Lindblad Parties will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Lindblad Parties not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

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22.  Waiver of Immunity. To the extent that any Lindblad Parties has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, such Lindblad Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

23.  Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

24.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

26.  Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company, the Guarantor and the several Initial Purchasers.

Very truly yours,

LINDBLAD EXPEDITIONS, LLC

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LINDBLAD EXPEDITIONS HOLDINGS, INC., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LINDBLAD MARITIME VENTURES, INC., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

SPEX SEA BIRD LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

SPEX SEA LION LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

LEX EXPLORER LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX GALAPAGOS PARTNERS I LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX GALAPAGOS PARTNERS II LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX GALAPAGOS PARTNERS III LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX QUEST LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX VENTURE LLC, as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

FILLMORE PEARL HOLDING, LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

FILLMORE PEARL (CAYMAN) II, LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

LEX ESPRIT LTD., as Guarantor

By:	/s/ Craig Felenstein
Name: Craig Felenstein
Title: Chief Financial Officer

[Signature Page to Purchase Agreement]

MARVENTURA DE TURISMO CIA. LTDA., as Guarantor

By:	/s/ Pablo Peña
Name: Pablo Peña
Title: Executive President

METROHOTEL CIA. LTDA., as Guarantor

By:	/s/ Pablo Peña
Name: Pablo Peña
Title: Executive President

[Signature Page to Purchase Agreement]

NAVILUSAL CIA. LTDA., as Guarantor

By:	/s/ Dolf Berle
Name: Dolf Berle
Title: President

[Signature Page to Purchase Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By:	/s/ Akshay Kulkarni
Name: Akshay Kulkarni
Title: Director

For itself and the other several Initial
Purchasers named in Schedule I to the
foregoing Agreement.

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Citigroup Global Markets Inc.	U.S.$162,000,000
Credit Suisse Securities (USA) LLC	126,000,000
J.P. Morgan Securities LLC	72,000,000
Total	U.S.$360,000,000

Schedule I-1

SCHEDULE II

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL
Issued January 20, 2022

Lindblad Expeditions, LLC
$360,000,000 6.750% Senior Secured Notes due 2027
Guaranteed on a senior secured basis by Lindblad Expeditions Holdings, Inc. and certain subsidiaries

This Pricing Supplement is qualified in its entirety by reference to the preliminary offering memorandum dated January 20, 2022 of Lindblad Expeditions, LLC (the “Preliminary Offering Memorandum”) for the offering of its 6.750% Senior Secured Notes due 2027. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.

Unless otherwise indicated, terms used but not defined herein have the meanings assigned to such terms in the Preliminary Offering Memorandum.

Issuer:	Lindblad Expeditions, LLC (the “Issuer”)
Security:	6.750% Senior Secured Notes due 2027 (the “Notes”)
Aggregate Principal Amount:	$360,000,000 (which represents an increase of $20,000,000 from the amount disclosed in the Preliminary Offering Memorandum). The additional net proceeds from the increase to the offering size will be used for general corporate purposes.
Coupon:	6.750%
Price:	100.000% plus accrued interest, if any, from February 4, 2022
Yield to Maturity:	6.750%
Benchmark Treasury:	1.25% UST due December 31, 2026
Spread to Benchmark Treasury:	+513 basis points
Gross Proceeds (before discount and expenses):	$360,000,000
Maturity:	February 15, 2027
Interest Payment Dates:	February 15 and August 15 of each year, commencing August 15, 2022 (long first coupon)
Record Dates:	February 1 and August 1
Guarantees	The Notes will be fully and unconditionally guaranteed, jointly and severally on a senior secured basis, by Lindblad Expeditions Holdings, Inc. (“Parent”) and certain of Parent’s subsidiaries (other than the Issuer) that are or will be guarantors under the New Credit Facility.

Schedule II-1

Collateral	The Notes will be secured by a first-priority lien (subject to permitted liens and certain other exceptions), on a pari passu basis with the obligations under the New Credit Facility, on substantially all the assets of the Issuer and the guarantors, whether owned on the closing date of this offering or thereafter acquired, including but not limited to: (a) a first-priority pledge of all the equity interests of each restricted subsidiary of Parent, (b) mortgages on the Mortgaged Vessels (which constitute all of Parent’s unencumbered, owned vessels) and (c) first-priority security interests in substantially all tangible and intangible assets of the Issuer and the domestic guarantors, subject to permitted liens and exceptions. The Collateral will not include any equity or assets of any Excluded Subsidiary, including the equity of the Excluded Vessel Subsidiaries as described in the Preliminary Offering Memorandum.

Optional Redemption:

On or after February 15, 2024, the Issuer may redeem some or all of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to, but not including the applicable date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Redemption Price

2024	103.375%
2025	101.688%
2026 and thereafter	100.000%

Prior to February 15, 2024, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption.

In addition, prior to February 15, 2024, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 106.750% of the principal amount of Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but not including, the date of redemption.

Change of Control Offer:	If a Change of Control occurs, the Issuer will offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the repurchase date.
Trade Date:	January 21, 2022
Settlement Date:	February 4, 2022 (T+10)
Distribution:	144A/Regulation S (no registration rights)
Governing Law:	New York
CUSIP/ISIN:	144A: 53523L AA8 / US53523LAA89 Regulation S: U5347L AA9 / USU5347LAA99
Book-Running Managers:	Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC

Schedule II-2

This communication is being distributed in the United States solely to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States solely to non-U.S. persons as defined under Regulation S under the Securities Act. The Notes and the guarantees have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

It is expected that delivery of the Notes will be made against payment therefor on or about February 4, 2022, which is the tenth business day following the trade date of the Notes (such settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+10, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant offering memorandum in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Exchange Act. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or notices were automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule II-3

SCHEDULE III

Schedule of Written Testing-the-Waters Communication

None.

Schedule III-1

SCHEDULE IV

Schedule of Written General Solicitation Materials

None.

Schedule IV-1

SCHEDULE V

Entity	Jurisdiction of Organization
Lindblad Expeditions, LLC	Delaware
Lindblad Maritime Ventures, Inc.	Delaware
Lindblad Maritime Enterprises, Ltd.	Cayman Islands
LEX Quest LLC	Nevada
LEX Venture LLC	Nevada
SPEX Sea Bird Ltd.	Nevada
SPEX Sea Lion Ltd.	Nevada
LEX Explorer LLC	Nevada
LEX Endurance Ltd.	Cayman Islands
LEX Galápagos Partners I LLC	Nevada
LEX Galápagos Partners II LLC	Nevada
LEX Galápagos Partners III LLC	Nevada
Fillmore Pearl Holding, Ltd.	Cayman Islands
NAVILUSAL Cia. Ltda.	Ecuador
Marventura de Turismo Cia. Ltda.	Ecuador
Metrohotel Cia. Ltda.	Ecuador
Fillmore Pearl (Cayman) II, Ltd.	Cayman Islands
LEX Esprit Ltd.	Cayman Islands
Classic Journeys, LLC (80.1%)	California
Natural Habitat, Inc. (80.1%)	Colorado

Schedule V-1

SCHEDULE VI

Mortgaged Vessel Owning Subsidiary	Jurisdiction of Organization	Mortgaged Vessel	Vessel Flag

SPEX Sea Bird Ltd.	Nevada	National Geographic Sea Bird	USA
Metrohotel Cia. Ltd.	Ecuador	National Geographic Endeavour II	Ecuador
Marventura De Turismo Cia. Ltd.	Ecuador	National Geographic Islander	Ecuador
LEX Explorer LLC	Nevada	National Geographic Explorer	Bahamas
Fillmore Pearl (Cayman) II, Ltd.	Cayman Islands	National Geographic Orion	Bahamas
LEX Quest LLC	Nevada	National Geographic Quest	USA
SPEX Sea Lion, Ltd.	Nevada	National Geographic Sea Lion	USA
LEX Venture LLC	Nevada	National Geographic Venture	USA

Schedule VI-1

EXHIBIT A

Form of Chief Financial Officer’s Certificate

[Omitted]

Exhibit A-1

ANNEX A

Significant Subsidiaries

Entity	Jurisdiction of Organization
Lindblad Expeditions, LLC	Delaware
Lindblad Maritime Ventures, Inc.	Delaware
Lindblad Maritime Enterprises, Ltd.	Cayman Islands
Natural Habitat, Inc.	Colorado
Classic Journeys, LLC	California
Off the Beaten Path LLC	Montana
DuVine Cycling + Adventure Co.	Massachusetts
LEX Quest LLC	Nevada
LEX Venture LLC	Nevada
SPEX Sea Bird Ltd.	Nevada
SPEX Sea Lion Ltd.	Nevada
Lindblad Global Trading, Inc.	New York
LEX Explorer LLC	Nevada
SPEX Calstar LLC	Nevada
LEX Endurance Ltd.	Cayman Islands
LEX Galápagos Partners I LLC	Nevada
LEX Galápagos Partners II LLC	Nevada
LEX Galápagos Partners III LLC	Nevada
Fillmore Pearl Holding, Ltd.	Cayman Islands
NAVILUSAL Cia. Ltda.	Ecuador
Marventura de Turismo Cia. Ltda.	Ecuador
Metrohotel Cia. Ltda.	Ecuador
Fillmore Pearl (Cayman) II, Ltd.	Cayman Islands
Lindblad Bluewater II Limited	Cayman Islands
LEX Esprit Ltd.	Cayman Islands

Annex A-1